Exhibit 10.3

Issuer Repurchase Plan

(under Rules 10b-18 and 10b5-1 of the Securities Exchange Act of 1934)

This Issuer Repurchase Plan (this “Purchase Plan”) is entered into on January 10, 2022 by and between eXp World Holdings, Inc. (“Purchaser” or “Issuer”) and Stephens Inc. (“Stephens”).

A. Appointment of Stephens

Purchaser hereby appoints Stephens as its agent to purchase the Purchaser’s common stock (the “Stock”) in the open market pursuant to this Purchase Plan.  It is the Purchaser’s intention that such purchases benefit from the safe harbor provided by Rule 10b-18 and the affirmative defense provided by Rule 10b5-1, each promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the Plan and the transactions contemplated hereby comply with the requirements of paragraph (c)(1)(i)(B) of Rule 10b5-1. Accordingly, the Purchaser agrees that the terms of the Purchase Plan shall be interpreted to comply with the requirements of such paragraph (c)(1)(i)(B) and that it shall not take, nor permit any person or entity under its control to take, any action that could jeopardize the availability of Rule 10b-18 for purchases of Stock under the Plan or result in such purchases not so complying with the requirements of such paragraph (c)(1)(i)(B). Stephens agrees that it shall use good faith efforts to execute all purchases of Stock under this Purchase Plan in accordance with the timing, price and volume restrictions contained in subparagraphs (2), (3) and (4) of paragraph (b) of Rule 10b-18, taking into account the rules and practices of the principal exchange on which the Stock is traded (the “Principal Market”).

B. Purchaser’s Representations, Warranties and Covenants

1. As of the date hereof, Purchaser is not aware of any material nonpublic information concerning the Issuer or its securities. Purchaser is entering into this Purchase Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

2. While this Purchase Plan is in effect, Purchaser agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Purchase Plan (including, without limitation, with respect to any securities convertible or exchangeable into the Stock) and agrees not to alter or deviate from the terms of this Purchase Plan.

3. Purchaser agrees that any notice given to Stephens pursuant to this Purchase Plan shall be given in accordance with paragraph G.3.

4. Purchaser agrees that neither it nor its affiliates will take any action that would cause purchases hereunder not to comply with Rule 10b-18 or Rule 10b5-1.  Purchaser further agrees not to communicate any material nonpublic information concerning Purchaser or its securities to any representative of Stephens who is engaged in implementing this Purchase Plan or executing any trades hereunder.

5. Purchaser represents and warrants that the execution and delivery of this Purchase Plan by Purchaser and the transactions contemplated by this Purchase Plan will not contravene any provision of applicable law or any agreement or other instrument binding on Purchaser or any of Purchaser’s affiliates or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Purchaser or Purchaser’s affiliates.

6. Purchaser has consulted with Purchaser’s own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Stephens or any person affiliated with Stephens in connection with, Purchaser’s adoption and implementation of this Purchase Plan. Purchaser acknowledges that Stephens is not acting as a fiduciary or an advisor for Purchaser.

7. Purchaser agrees that until this Purchase Plan has been terminated Purchaser shall not (i) enter into a binding contract with respect to the purchase or sale of Stock with another broker, dealer or financial institution (each a “Financial Institution”), (ii) instruct another Financial Institution to purchase or sell Stock or (iii) adopt a plan for trading with respect to Stock other than this Purchase Plan.

8. (a) Purchaser agrees to make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Purchaser.

(b) Purchaser agrees that Purchaser shall at all times during the Plan Purchase Period, in connection with the performance of this Purchase Plan, comply with all applicable laws, including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

9. Purchaser acknowledges and agrees that Purchaser does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Stock pursuant to this Purchase Plan.

10.Purchaser is not currently a party to any purchase plans with respect to the Stock, any such previous plans having been terminated prior to the date hereof.

C.Implementation of the Plan

1. Purchaser hereby appoints Stephens to purchase shares of Stock on Purchaser’s behalf pursuant to the terms and conditions set forth below.  Subject to such terms and conditions, Stephens hereby accepts such appointment.

2. Stephens is authorized to begin purchasing Stock in the open market pursuant to this Purchase Plan on January 11, 2022 and shall cease purchasing Stock on the earliest to occur of (i) the date on which the Purchase Plan is terminated in accordance with Paragraph D.1 below, (ii) the date on which Stephens receives notice of the commencement or impending commencement of any proceedings in respect of or triggered by Purchaser’s bankruptcy or insolvency, and (iii) (specify one or more occurrences that will mark the last day on which purchases may occur):

X close of the Principal Market on December 31, 2022

(the “Plan Purchase Period”).

3.(a) During the Plan Purchase Period, Stephens shall purchase the Daily Purchase Amount (as defined below) for the account of Purchaser on each Purchase Day (as defined below), subject to the limitations provided herein..

         (b) A “Purchase Day” is each Trading Day during the Plan Purchase Period.  A “Trading Day” is any day during the Plan Purchase Period that the Principal Market is open for business and the Stock trades regular way on the Principal Market.

         (c)The “Daily Purchase Amount” for any Purchase Day shall be the lesser of (1) $1,000,0000 (not including any commissions or fees), or (2) the maximum number of shares allowed under Rule 10b-18(b)(4) (using 25% of average daily trading volume reported for the Stock during the four calendar weeks preceding the week in which the purchase is to be effected); provided, however, that the total dollar amount of all aggregate purchases under this Purchase Plan during any calendar month shall not exceed $10,000,000, not including any commissions or fees.

(d) Subject to the restrictions herein set forth, Stephens shall purchase the Daily Purchase Amount on each Purchase Day under ordinary principles of best execution at the then-prevailing market price. If, consistent with ordinary principles of best execution or for any other reason, Stephens does not purchase the Daily Purchase Amount on any Purchase Day, then Stephens’ obligation to purchase Stock on such Purchase Day pursuant to this Purchase Plan shall be deemed to have been satisfied.

(e) The Daily Purchase Amount, the Maximum Purchase Price, and the Total Purchase Amount, if applicable, shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the Plan Purchase Period.

(f)Purchaser agrees that it shall promptly notify Stephens if Purchaser or any affiliated purchaser has purchased Stock utilizing the block purchase exception described in Rule 10b-18(b)(4) during the four calendar weeks preceding the execution of this Purchase Plan.

4.Stephens shall not purchase Stock hereunder at any time when:

(a) Stephens, in its sole discretion has determined that a market disruption banking moratorium, outbreak or escalation of hostilities or other crisis or calamity that could, in Stephens’ judgment, impact purchases of the Stock has occurred; or

(b) Stephens, in its sole discretion, has determined that it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Purchaser or Purchaser’s affiliates (other than any such restriction relating to Purchaser’s possession or alleged possession of material nonpublic information about the Issuer or the Stock); or

(c) Stephens has received notice from Purchaser to terminate the Purchase Plan in accordance with paragraph D.l below.

5. Stephens may purchase Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise.

6.Compensation.  For the services provided in this Purchase Plan, Purchaser agrees to pay to Stephens a fee of $0.03 per share for the Stock purchased pursuant to the terms of this Purchase Plan.

D. Termination

1. (a) Purchaser agrees that Purchaser shall not terminate this Purchase Plan except upon consultation with Purchaser’s own legal advisors. This Purchase Plan may be terminated by Purchaser at any time by notice to Stephens as set forth in paragraph G.3 below.

(b)This Purchase Plan may be terminated at any time by Stephens upon written notice to Purchaser.

2. Purchaser agrees that Stephens will execute this Purchase Plan in accordance with its terms and will not be required to terminate any purchases of the Stock unless Stephens has received notice from Purchaser in accordance with paragraph D.l above terminating this Purchase Plan.

3. This Purchase Plan may be amended by Purchaser only upon the written consent of Stephens and receipt by Stephens of a certificate signed by Purchaser certifying that the representations and warranties of Purchaser contained in this Purchase Plan are true at and as of the date of such certificate as if made at and as of such date.

E. Indemnification; Limitation of Liability

1. Purchaser agrees to indemnify and hold harmless Stephens and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to Stephens’ actions taken or not taken in compliance with this Purchase Plan or arising out of or attributable to any breach by Purchaser of this Purchase Plan (including Purchaser’s representations and warranties hereunder) or any violation by Purchaser of applicable laws or regulations. This indemnification shall survive termination of this Purchase Plan.

2. Notwithstanding any other provision hereof, Stephens shall not be liable to Purchaser for:

            (i) special indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or

(ii) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.

3. Purchaser acknowledges and agrees that in performing Purchaser’s obligations hereunder neither Stephens nor any of its affiliates nor any of their respective officers, employees or other representatives is exercising any discretionary control respecting management of Purchaser’s assets, or exercising any authority or control respecting management or disposition of Purchaser’s assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, or Section 2510.3-21 of the Regulations promulgated by the United States Department of Labor) with respect to Purchaser or Purchaser’s assets. Without limiting the foregoing, Purchaser further acknowledges and agrees that neither Stephens nor any of its affiliates nor any of their respective officers, employees or other representatives has provided any “investment advice” within the meaning of such provisions, and that no views expressed by any such person will serve as a primary basis for investment decisions with respect to Purchaser’s assets.

F. Agreement to Arbitrate

This Purchase Plan contains a pre-dispute arbitration clause. By signing the Purchase Plan, the parties agree as follows:

1.All parties to this Purchase Plan are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.
2.Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.
3.The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.
4.The arbitrators do not have to explain the reason(s) for their award unless, in an eligible case, a joint request for an explained decision has been submitted by all parties to the panel at least 20 days prior to the first scheduled hearing date.
5.The panel of arbitrators may include a minority of arbitrators who were or are affiliated with the securities industry.
6.The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.
7.The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Purchase Plan.

8.No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Purchase Plan except to the extent stated herein.
9.Arbitration. The parties agree that all controversies that may arise between them in connection with this Purchase Plan shall be determined by arbitration. Any arbitration under this Purchase Plan shall be conducted before the Financial Industry Regulatory Authority, Inc. or an arbitration facility provided by any other exchange or self-regulatory organization of which Stephens is a member, and in accordance with the respective arbitration rules then in effect at the Financial Industry Regulatory Authority, Inc. or such other exchange or self-regulatory organization. The customer may elect in the first instance whether arbitration shall be conducted before the Financial Industry Regulatory Authority, Inc. or another exchange or self-regulatory organization of which Stephens is a member, but if the customer fails to make such election, by registered letter addressed to Stephens at Stephens’ main office, before the expiration of ten days after receipt of a written request from Stephens to make such election, then Stephens may make such election. Judgment upon the award of the arbitrators may be entered in any court, state or federal, having jurisdiction. The parties agree to request that any arbitration shall be conducted within New York City, NY.

G.General

1. Stock purchased under the Purchase Plan will be delivered to Purchaser’s account number ST7002949 on a normal two-day settlement basis.  Stephens will provide daily updates to Purchaser detailing the number of shares of Stock purchased under this Purchase Plan and the execution price.

2. This Purchase Plan constitutes the entire agreement between the parties with respect to this Purchase Plan and supersedes any prior agreements or understandings with regard to the Purchase Plan.

3. All notices to Stephens under this Purchase Plan shall be given to Stephens in the manner specified by this Purchase Plan by telephone at (501) 377-3722, by email to Leslie Provencher - leslie.provencher@stephens.com or by overnight mail to the address below:

Stephens Inc.

111 Center Street

Little Rock, AR 72201

Attn: Leslie Provencher

All notices to Purchaser under this Purchase Plan shall be given to Purchaser in the manner specified by this Purchase Plan by email to Kent Cheng – kent.cheng@exprealty.net or by overnight mail to the address below:

eXp World Holdings, Inc.

2219 Rimland Drive Suite 301

Bellingham, WA 98226

Attn: Kent Cheng

4. Purchaser’s rights and obligations under this Purchase Plan may not be assigned or delegated without the written permission of Stephens.  Stephens’ rights and obligations under this Purchase Plan may not be assigned or delegated without the written permission of Purchaser.

5. This Purchase Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

6. If any provision of this Purchase Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation.  All other provisions of this Purchase Plan will continue and remain in full force and effect.

7. This Purchase Plan shall be governed by and construed in accordance with the internal laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto.

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NOTICE: THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH F.

IN WITNESS WHEREOF, the undersigned have signed this Purchase Plan as of the date first written above.

PURCHASER:

eXp World Holdings, Inc.

By:/s/ Jeff Whiteside

Printed Name: Jeff Whiteside

Title: Chief Financial Officer

STEPHENS INC.

By: /s/ Leon Lants

Printed Name: Leon Lants

Title: Director of Trading Operations